                                                           EXHIBIT 10.1


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                          COLISEUM TOWERS ASSOCIATES,

                                              LANDLORD

                             DEL LABORATORIES, INC.,

                                              TENANT

                              --------------------

                                  OFFICE LEASE

                              --------------------

                          PREMISES: EAB PLAZA, NEW YORK

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                                TABLE OF CONTENTS

ARTICLE I Fundamental Lease Provisions .....................................   1

ARTICLE II Definitions .....................................................   2

ARTICLE III Premises/Use ...................................................   3

ARTICLE IV Term of Lease/Completion and Occupancy ..........................   4

ARTICLE V Base Rent and Additional Rent ....................................   5

ARTICLE VI Real Estate Tax Escalation ......................................   6

ARTICLE VII Electricity ....................................................   8

ARTICLE VIII Ground Lease Rental Escalation ................................  12

ARTICLE IX Operating Expense Escalation ....................................  13

ARTICLE X Subordination, Attornment, Notice to Lessors and Mortgagees ......  17

ARTICLE XI Condemnation ....................................................  18

ARTICLE XII Assignment and Subletting ......................................  20

ARTICLE XIII Alterations ...................................................  24

ARTICLE XIV Access to Demised Premises .....................................  25

ARTICLE XV Repairs .........................................................  26

ARTICLE XVI Compliance with Laws ...........................................  27

ARTICLE XVII Bankruptcy ....................................................  28

ARTICLE XVIII Damage by Fire or Other Cause ................................  29

ARTICLE XIX Insurance ......................................................  30


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ARTICLE XX Services and Equipment ..........................................  32

ARTICLE XXI Rules and Regulations ..........................................  36

ARTICLE XXII Liability of Landlord .........................................  36

ARTICLE XXIII Indemnification of Landlord ..................................  37

ARTICLE XXIV Parking and Common Area Use ...................................  37

ARTICLE XXV Right to Perform ...............................................  38

ARTICLE XXVI Defaults ......................................................  38

ARTICLE XXVII Covenant of Quiet Enjoyment ..................................  41

ARTICLE XXVIII Brokerage ...................................................  41

ARTICLE XXIX Estoppel Certificate ..........................................  41

ARTICLE XXX Tenant Compliance with Ground Lease ............................  42

ARTICLE XXXI Surrender of Premises .........................................  42

ARTICLE XXXII Partial Invalidity ...........................................  43

ARTICLE XXXIII No Waivers by Landlord ......................................  44

ARTICLE XXXIV Waivers by Tenant ............................................  44

ARTICLE XXXV Exculpation of Landlord .......................................  45

ARTICLE XXXVI Inability to Perform .........................................  45

ARTICLE XXXVII Effect of Conveyance by Landlord ............................  46

ARTICLE XXXVIII Notices ....................................................  46

ARTICLE XXXIX Successors and Assigns .......................................  47

ARTICLE XL Entire Agreement; No Modification ...............................  47


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ARTICLE XLI Arbitration ....................................................  47

ARTICLE XLII Miscellaneous .................................................  48

ARTICLE XLIII Captions/Recording ...........................................  48

ARTICLE XLIV Intentionally Omitted .........................................  49

ARTICLE XLV First Right to Lease ...........................................  49

ARTICLE XLVI Landlord's Contribution for Tenant's Work .....................  50

ARTICLE XLVII Renewal Option/Rent Upon Renewal .............................  51

EXHIBITS                                                      PAGE NO. OF LEASE
--------                                                      -----------------

EXHIBIT A Diagram of Space .................................................   3

EXHIBIT B Intentionally Omitted ..........................................  N.A.

EXHIBIT C Building Standard Cleaning
  and Janitorial Services ..................................................  33

EXHIBIT D Holidays .........................................................  33

EXHIBIT E Rules and Regulations ............................................  35

EXHIBIT F Parking Diagram ..................................................  37

EXHIBIT G First Right to Lease Diagram .....................................  49


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            THIS OFFICE LEASE (the "Lease") is made as of this first day of
June, 1997, between COLISEUM TOWERS ASSOCIATES, a New York limited partnership ("Landlord") and DEL LABORATORIES, INC., a Delaware corporation ("Tenant"), Landlord and Tenant having the following notice addresses on the date of this Lease.

      Landlord:   Coliseum Towers Associates
                  110 EAB Plaza
                  Uniondale, NY 11556
                  Attention:  Financial Director

      Tenant:     Del Laboratories, Inc.
                  565 Broad Hollow Road
                  Farmingdale, New York 11735

                                    ARTICLE I

                          Fundamental Lease Provisions

Certain Fundamental Lease Provisions are presented in this Section 1 and represent the agreement of the parties hereto, subject to the further definition and elaboration in the respective referenced Sections and elsewhere in the Lease.

      A.    Premises:   EAB Plaza
                        Uniondale, NY 11556               ....[See Article III]

      B.    Floor(s) or
            Portion(s) thereof
            Leased: The entire 8th floor and
            a portion of the 7th floor located in
            West Tower                                    ....[See Article III]

      C.    Square Footage of Premises (Rentable Area):
            31,405 rentable square feet on 8th floor;
            12,397 rentable square feet on 7th floor
            aggregating 43,802 rentable square feet       ....[See Article III]


      D.    Use: Executive and general offices for
            Tenant
            and for no other purpose                      ....[See Article III]


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      E.    Term:(1) Commencement Date: June 1, 1997
            (2) Expiration Date: December 31, 2004        ....[See Article IV]

      F.    Base Rent: $26.75 per rentable
            square foot                                   ....[See Article V]

      G.    Security Deposit: $0                          ....[See Article XLIV]

      H.    Tenant's Pro-Rata
            Share: 4.04815%                               ....[See Article II]

      I.    Rent Commencement
            Date: January 1, 1998                         ....[See Article V]

      References appearing in this Article I are to designate some of the other places in this Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth in this Section and any other provisions of this Lease, the latter shall control. The listing in this Article I of monetary charges payable by Tenant shall not be construed to be an exhaustive list of all monetary amounts payable by Tenant under this Lease.

                                   ARTICLE II

                                   Definitions

      The terms defined in this Article shall, for all purposes of this Lease, and all agreements supplemental hereto, have the meanings specified herein unless the context requires otherwise.

      2.01. "Affiliate" shall mean any person which controls or is controlled by Tenant or is controlled by the same persons which shall then control Tenant and any persons which are together with Tenant in a relationship of joint venture, partnership or other form of business association; the term "control" means, with respect to a corporation, the ownership of stock possessing the right to exercise at least 51% of the total combined, voting power of all classes of the controlled corporation, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership through control of another corporation or corporations.

      2.02. "Common Areas" shall mean the lobbies, entrances, stairs, elevators, off-street loading berths, skating rink, wintergarden, covered walkway, atrium and other public portions and common areas or building service areas of EAB Plaza and the indoor and outdoor parking areas on the Land.

      2.03. "Ground Lease" shall mean the lease dated as of April 28, 1981 between the County of Nassau, as landlord, and Coliseum Plaza Associates, as tenant (a memorandum of which lease was recorded in the Office of the Clerk of the County of Nassau on January 22, 1983) and shall include any now existing or hereafter created amendments or modifications thereof and assignments thereof. In the event said Ground Lease is terminated and a new lease is granted by the County of Nassau to the fee owner of the Land as of the date hereof, or its respective successors and assigns, the term "Ground Lease" shall mean any such new lease.

      2.04. "Lease Year" shall mean any twelve (12) month consecutive period commencing on the Commencement Date and any anniversary thereof.

      2.05. "Tenant's Pro Rata Share" shall be 4.04815%.

      2.06. "Term of this Lease" shall mean that period between the Commencement Date and the Expiration Date, or such earlier date(s) on which such term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

      2.07. The "Rentable Area" shall be 43,802 square feet.

                                   ARTICLE III

                                  Premises/Use

      3.01 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially as shown hatched on the diagram attached hereto and made a part hereof as Exhibit "A" and located on the 7th and 8th floors of the West Tower of the building constituting a portion of the improvements located on a plot of land (hereinafter the "Land") as more particularly described in the Ground Lease, located in the Town of Hempstead, County of Nassau and State of New York, being known as EAB Plaza (hereinafter "EAB Plaza"), together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are attached thereto (except items not deemed to be included therein and removable by tenant as provided in Article XIII hereof), which space, fixtures, equipment, improvements, installations and appurtenances are hereinafter sometimes called the "Demised Premises".


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      3.02. Subject to the provisions of Article XII hereof, Tenant shall use and occupy the Demised Premises for executive and general offices of Tenant (hereinafter the "Permitted Use").

      3.03. Tenant shall use the Demised Premises only for the Permitted Use and for no other purpose. Tenant shall not permit the Demised Premises to be used or operated in violation of any governmental requirements or requirements of the New York Board of Fire Underwriters.

      3.04. Neither Tenant nor any occupant of the Demised Premises shall use the words "DeMatteis", "European American Bank" or "EAB" for any purpose whatsoever, except that the foregoing shall not prevent the use, in a conventional manner and without emphasis or display, of the words "EAB Plaza" as part of Tenant's business address.

      3.05 The parties agree that the Rentable Area of the Demised Premises shall not be remeasured during the Term of this Lease.

                                   ARTICLE IV

                     Term of Lease/Completion and Occupancy

      4.01. This Lease shall be for a term of seven (7) years and seven (7) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of June nineteen hundred and ninety-seven (hereinafter, the "Commencement Date") and to end at noon on the 31st day of December, two thousand and four (hereinafter, the "Expiration Date"), said dates being subject to the provisions of this Article IV of the Lease, both dates inclusive.

      4.02. Tenant has inspected the Demised Premises and the Building and agrees to take same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken.

      4.03. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy. Landlord represents that the Demised Premises are vacant and ready for the commencement of Tenant's work to prepare the Demised Premises for occupancy, however, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in delivering possession thereof. If, for any reason whatsoever, the Demised Premises are not ready by the Commencement Date, Landlord shall be given whatever additional time as may be necessary to make the Demised Premises ready, in


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which event the Commencement Date shall be deemed postponed until ten (10)
business days after Landlord has notified Tenant in writing that the Demised Premises are ready, in such event, the Expiration Date shall be similarly extended; provided, however, that there shall be no such postponement of the Commencement Date for any delay which shall be due to any act or omission of Tenant, its agents or employees. It is expressly agreed that the Rent Commencement Date (as hereinafter defined) shall not be postponed or delayed by reason of the performance of Tenant's work to prepare the Demised Premises for occupancy.

      4.04. Tenant shall not be permitted to enter into occupancy of the Demised Premises prior to the Commencement Date without Landlord's written consent and then only upon such terms as Landlord shall require.

                                    ARTICLE V

                          Base Rent and Additional Rent

      5.01. During the term hereof the Tenant agrees to pay in equal monthly installments in advance on the first day of each calendar month during the Term of this Lease at the Office of the Landlord or such other place as Landlord may designate an annual fixed rent (hereinafter, collectively, the "Base Rent") in the amount of One Million One Hundred Seventy One Thousand Seven Hundred and Three and 50/100 ($1,171,703.50) Dollars (calculated at the rate of $26.75 per rentable square foot) plus annual electric charge (subject to escalation under
Article VII) of Ninety Eight Thousand Five Hundred Fifty Four and 50/100 ($98,554.50) Dollars, aggregating annual Base Rent of One Million Two Hundred Seventy Thousand Two Hundred Fifty Eight and 00/100 ($1,270,258.00) Dollars,

and such other sums of money as shall become due and payable by Tenant hereunder (hereinafter, "Additional Rent") including without limitation those items specified in Articles VI, VII, VIII and IX of this Lease, all of which sums shall be payable as hereinafter provided to Landlord, subject, however, to increase, as expressly provided in this Lease. In the event any installment of Base Rent or Additional Rent required pursuant to the provisions of this Lease to be paid by Tenant is not paid when due, such installment shall bear interest at the rate of twelve (12%) per centum per annum from the date said installment was due and payable, said interest to be deemed Additional Rent. In addition, Tenant shall pay upon demand by Landlord any reasonable attorney's fees incurred by Landlord in connection with the imposition, collection or payment of said interest, said reasonable attorney's fees to be deemed Additional Rent.

      5.02. Provided Tenant shall not be in default under this Lease, Tenant shall be relieved of its obligation to pay Base Rent up to and including December 31, 1997 and the


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obligation to pay Base Rent shall commence on January 1, 1998 (the "Rent
Commencement Date").

                                   ARTICLE VI

                           Real Estate Tax Escalation

      6.01. Tenant shall pay to Landlord as Additional Rent real estate tax escalations pursuant to the further provisions of this Article VI.

      6.02. For the purposes of this Article, the term "Taxes" shall include the sum of all real estate taxes and assessments, special assessments, water and sewer rents and each and every installment thereof which shall or may during the Term of this Lease be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow out of, or for the Land and EAB Plaza or any part thereof. If at any time during the Term of this lease the methods of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate or the improvements thereon there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially payable as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, or (iv) a license fee or charge measured by the rent receivable by Landlord for EAB Plaza or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (v) a tax, license fee or charge imposed on Landlord which is otherwise measured by or based in whole or in part, upon EAB Plaza, or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or
(vi) any other tax or levy imposed in lieu of or as a substitute for Taxes which are levied, assessed or imposed as of the date of this Lease, then in any such event, the same shall be included in the computation of Taxes hereunder. A tax bill or copy thereof shall be conclusive evidence of the amount of Taxes or installments thereof.

      6.03. In the event that subsequent to the Commencement Date Tenant's Pro Rata Share of the Taxes shall exceed a sum equal to the product of (x) the Taxes incurred by Landlord for (i) calendar year 1998 with respect to General Taxes (Town and County) and (ii) the fiscal year 1997/98 with respect to the School Taxes (the sum of the General Taxes and the School Taxes is hereinafter collectively the "Base Tax Amount") multiplied by (y) the Tenant's Pro Rata Share, Tenant shall pay such excess to Landlord as Additional Rent in the manner provided in this Article.


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      6.04. For each Lease Year during the Term of this Lease the method of computing any Additional Rent resulting from changes in Taxes shall be as set forth in Section 6.03 hereof, provided, however that the Base Tax Amount may be reduced as a result of adjustments to General Taxes and School Taxes, as a result of tax certiorari or other comparable proceedings.

      6.05. Tenant shall, in addition to the monthly installments of Base Rent, deposit with Landlord on the first day of each month, a sum of 1/12 of the estimated annual amount of Tenant's Pro Rata Share of the Taxes payable, which sums to the extent received, shall be held by Landlord without interest, to be applied by Landlord to the payment of Taxes as the same become due and payable. If the Taxes when paid result in an adjustment to the amount of Tenant's Pro Rata Share of the Taxes payable, (i) any excess shall be retained by Landlord and applied in reduction of the next subsequent monthly installments of Base Rent; and (ii) any deficiency shall be paid by Tenant to Landlord on demand. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of Taxes. Landlord will provide Tenant with proof of payment of Taxes within a reasonable time after Tenant's request.

      6.06. Only Landlord shall be eligible to institute proceedings to reduce the assessed valuation of the Land or EAB Plaza. In the event the Landlord shall obtain a tax refund as a result of any such reduction proceedings, then, provided Tenant is not then in default under any material terms of this Lease and after all applicable grace periods have expired and after the final conclusion of all appeals or other remedies, Tenant shall be entitled to Tenant's Pro Rata Share of the net refund obtained to the extent Tenant has paid any Additional Rent therefor. As used herein, the term "net refund" means the refund plus interest, if any, thereon, paid by the governmental authority less appraisal, engineering, expert testimony, attorney, printing and filing fees and all other Landlord reasonable out of pocket costs and expenses of the proceeding. Tenant shall pay to Landlord Tenant's Pro Rata Share of all appraisal, engineering, expert testimony, attorney, printing and filing fees and all other reasonable costs and expenses of the proceeding incurred by Landlord in the event said proceeding does not result in any net refund.

      6.07. Landlord's failure during the Term of this Lease to submit tax bills or copies thereof to Tenant, or Landlord's failure to make demand under this Article or under any other provision of this Lease shall not in any way be deemed a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Article during the Term of this Lease. Tenant's liability for the Additional Rent due under this Article shall survive the expiration or sooner termination of this Lease.

      6.08. In no event shall any adjustment of Tenant's Pro Rata Share of the Taxes payable hereunder result in a decrease in Base Rent or Additional Rent payable pursuant to any other provision of this Lease, it being agreed that the payment of Additional Rent under this Article is an obligation supplemental and in addition to Tenant's obligation to pay Base Rent.


                                       -7-
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                                   ARTICLE VII

                                   Electricity

      7.01. Tenant shall make no alterations or additions to the electrical distribution system, electrical equipment or appliances without the prior written consent of Landlord in each instance. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building of the risers or wiring installation therein and Tenant shall not use any lighting fixtures, business machines or other electrical equipment or systems which, in Landlord's sole judgment, will overload such installations or interfere with the use thereof by other tenants, licensees or occupants of EAB Plaza.

      7.02. Landlord shall furnish at Tenant's expense electric current to Tenant in the Demised Premises in accordance with EAB Plaza's electric design of two (2) watts per square foot of connected capacity for lighting and one (1) watt per square foot of connected capacity for power. Tenant shall be responsible for the installation, cost, operation and maintenance of such additional fixtures or systems and business machines as Tenant shall deem necessary and which Landlord shall permit in writing in accordance with the provisions of this Lease to accommodate any total lighting and power electrical load in the Demised Premises occasioned by Tenant's use thereof in excess of three (3) watts per square foot. Within thirty (30) days after the Commencement Date, Tenant shall furnish Landlord with (i) a schedule (to be updated and amended as applicable) listing all lighting fixtures, business machines and other electrical equipment or systems including make and model number to be used in the Demised Premises and requiring the use of electric current, and (ii) a schedule (to be updated and amended as applicable) of the hours of anticipated operation of such lighting fixtures, business machines and other electrical equipment or systems.

      7.03. Effective on the date Tenant shall first have actually occupied the Demised Premises for the daily conduct of its business, but no later than the Commencement Date, Tenant shall pay to Landlord for Tenant's consumption of electrical power in the Demised Premises as Additional Rent an amount determined by multiplying the Tenant's Rentable Area by $2.25 per square foot (hereinafter called the "Demised Premises Electricity Factor") (subject to adjustment as hereinafter specified). The Demised Premises Electricity Factor shall be subject to adjustment pursuant to the provisions of Sections 7.04, 7.05 and 7.06. The Additional Rent provided for in this Section shall be payable in equal monthly installments in advance on the first day of each and every calendar month. If Landlord shall commence supplying such electric current on any day other than the first day of a calendar month, such Additional Rent payable for such calendar month shall be prorated.


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

      7.04 The Demised Premises Electricity Factor shall be subject to increase by a percentage equal to the percentage increase in cost to the Landlord of supplying such electricity, as a result of the occurrence of any of the following events:

      (a) An increase in the public utility rate for the supply of electrical energy of the Building above the applicable average public utility rate in effect as of the Commencement Date. As used in this Article VII the term "public utility rate" shall include any fees, tariffs, rates or surcharges foreseen or unforeseen, now or at any time in the future imposed which Landlord is required to pay in connection with obtaining electrical energy for EAB Plaza including without limitation, fuel adjustment increases and transmission fees.

      (b) An increase in any sales, excise or similar taxes above amounts in effect as of the Commencement Date or the addition of or increase in any other similar charges levied for the purchase of electric energy above amounts in effect as of the Commencement Date; and

      (c) An increase in Tenant's connected capacity in the Demised Premises for additional lighting fixtures, business machines and other electrical equipment or systems in accordance with Section 7.02.

      Upon any adjustment of the Demised Premises Electricity Factor pursuant to the provisions of Section 7.04, Landlord shall furnish to Tenant a statement setting forth the Additional Rent payable hereunder. In no event, however, shall the Demised Premises Electricity Factor be less than $2.25 per rentable square foot.

      7.05. Each adjustment in Additional Rent payable pursuant to this Article shall be effective retroactively as of:

      (a) The effective day of any of the increases set forth in subsections (a) and (b) of Section 7.04 hereof; and

      (b) With respect to any adjustment effected pursuant to the provisions of subsection (c) of Section 7.04 hereof, the date of the statement rendered by Landlord to Tenant pursuant to the provisions of Section 7.04. Tenant shall pay to Landlord the first installment of Additional Rent due as a result of any adjustments pursuant to Section 7.04 within thirty (30) days after Landlord shall have submitted to Tenant the statement set forth therein. Thereafter, Tenant's payments of Additional Rent due pursuant to this Section shall be in accordance with Section 7.03.

      7.06. The parties agree that Landlord shall have the right to engage a reputable, independent electrical consultant selected by Landlord ("Landlord's Electrical Consultant") to survey the Demised Premises to determine whether the Demised Premises Electricity Factor set forth in Section 7.03 and 7.04(c) is accurate. Landlord's Electrical Consultant shall have the right, upon reasonable notice to Tenant, to enter the Demised Premises to conduct the electric survey. If Landlord's Electrical Consultant determines that an increase in the Demised Premises Electricity Factor is called for under the provisions of this Article VII, then Landlord shall furnish Tenant with a statement setting forth the Additional Rent payable hereunder. Such Additional Rent shall be payable in accordance with Sections 7.03, 7.04 and 7.05. The cost of hiring Landlord's Electrical Consultant shall be borne by Landlord; provided however, if an adjustment of the Demised Premises Electricity Factor is the result solely of Tenant's alterations to the schedule referred to in Section 7.02 or changes in electrical consumption, Tenant shall bear the cost thereof.

      7.07. Provided that Tenant does not avail itself of its rights described in the immediately succeeding sentence, the determination of the Landlord's Electrical Consultant pursuant to Section 7.06 hereof shall be conclusive and binding upon Tenant. However, with respect to the Demised Premises Electricity Factor, Tenant, not later than thirty (30) days following the date upon which the statement setting forth any increase in Additional Rent is delivered to Tenant, shall advise Landlord in writing if Tenant is of the reasonable opinion that such determination is erroneous failing which Tenant shall be deemed to have waived any objection to such determination. In such event, Tenant shall, at its own expense, within ninety
(90) days after Tenant's receipt of the statement setting forth such increase obtain from a reputable, independent electrical consultant ("Tenant's Electrical Consultant") its own survey of the Demised Premises Electricity Factor. Tenant's Electrical Consultant and Landlord's Electrical Consultant shall then seek to agree on a final determination of such change in the Demised Premises Electricity Factor. If they cannot agree, they shall choose a third reputable electrical consultant (the "Independent Electrical Consultant") the cost of which shall be shared equally by Landlord and Tenant, to make a similar survey. The determination of the Demised Premises Electricity Factor by the Independent Electrical Consultant shall be binding on both parties. If the consultants cannot agree on the Independent Electrical Consultant, the choice of the Independent Electrical Consultant shall be referred to arbitration pursuant to the provisions of Article XLI of this Lease. Pending resolution of any dispute with respect to the amount of the Demised Premises Electricity Factor, Tenant shall pay to the Landlord the amount of Additional Rent based on the Demised Premises Electricity Factor determined by Landlord's Electrical Consultant. Thereafter, Landlord and Tenant shall make adjustment for any deficiency owed by the Tenant or any overage paid by Tenant pursuant to the original determination of Landlord's Electrical Consultant provided however, that Landlord shall not be responsible for refunding any overage paid by Tenant for any period in excess of twelve (12) months.

      7.08. Landlord, upon not less than sixty (60) days' prior written notice to Tenant, may discontinue the furnishing of electric current to the Demised Premises if Landlord's discontinuance is required by any laws or requirements of public authorities or by any utility company supplying or available to supply electric current or if Landlord, by reason of any law or requirement of public authority, is not permitted to recover the costs to it of supplying electric current to Tenant as set forth in this Article (Landlord, however, shall not be permitted to discontinue the furnishing of electric current under this Article if the discontinuance of electric current by the applicable utility company is due to Landlord's non payment of appropriate utility charges). In such case, Tenant shall pay for the supplying of such electric current from said public utility and Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric current. Tenant at its sole cost and expense and subject to Section 7.01, shall provide any equipment and installations (including metering equipment) necessary to permit purchase by Tenant of electric current directly from the public utility supplying EAB Plaza.

      7.09. In the event that Landlord shall discontinue the furnishing of electric current pursuant to Section 7.08 hereof, Tenant's obligation to pay Landlord Additional Rent pursuant to this Article shall terminate with respect to the period from and after the date Landlord discontinued the furnishing of electric current to the Demised Premises.

      7.10. At Landlord's option, Tenant shall purchase from Landlord at a reasonable, competitive price and Landlord shall install, at Tenant's expense, all lamps, light bulbs and ballasts used in the Demised Premises.

      7.11. Tenant shall advise Landlord with respect to any material change in the periods of use of lighting fixtures, business machines and other electrical equipment within the Demised Premises. In addition, upon Landlord's request, the list referred to in Section 7.02 shall be updated by Tenant.

      7.12. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the wrongful act, wrongful failure to act or the gross negligence of Landlord.

      7.13. Landlord, at its cost and expense, and, where necessary, upon the prior approval of all appropriate regulatory authorities or public utilities, shall have the option from time to time to take such steps as are necessary (1) to have that portion of Tenant's electrical consumption as may be directly metered instead to be either calculated and paid on a rent inclusion basis, or to be check metered, or (2) to have that portion of Tenant's electrical consumption as may be calculated and paid on a rent inclusion basis instead to be directly metered or to be check metered, or (3) to have that portion of Tenant's electrical consumption as may be check metered instead to be either directly metered or calculated and paid on a rent inclusion basis.

       7.14 Tenant, at its cost and expense, upon the prior approval of all appropriate regulatory authorities or public utilities, shall have the option to have Tenant's electrical consumption directly metered, in which event Tenant shall not be responsible for the payment of the Demised Premises Electricity Factor.

                                  ARTICLE VIII

                         Ground Lease Rental Escalation

       8.01. Included in the Base Rent is the Tenant's Pro Rata Share of the present rent being paid by Landlord under the Ground Lease (hereinafter, the "Land Rent").

       8.02. As the Land Rent increases pursuant to the terms of the Ground Lease, Tenant shall pay Tenant's Pro Rata Share of such increase as Additional Rent in the manner set forth in Section 8.03 hereof.

       8.03. On the first day of the first month (hereinafter, the "Subsequent Month") subsequent to the date Landlord shall have delivered to Tenant a statement (hereinafter, the "Land Rent Statement") detailing the computation of an effective date of any increase in the Land Rent, but in no event sooner than fifteen (15) days from the receipt of such notice, Tenant shall pay as Additional Rent to Landlord a sum equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the increase in Land Rent payable by Landlord under the Ground Lease as specified in the Land Rent Statement multiplied by the number of months which shall have elapsed between the effective date of the increase in the Land Rent and the date of Landlord's notice to Tenant of said sum. In addition, commencing on the first day of the next subsequent month and continuing monthly thereafter until a new Land Rent Statement shall have been delivered by Landlord to Tenant, Tenant shall pay as Additional Rent a sum equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the increase as set forth in said Land Rent Statement. Tenant's liability for the Additional Rent due under this Article shall survive the expiration or sooner termination of this Lease.

       8.04. It is Landlord's position that the Ground Lease provides for rent presently to be paid in the amount of $.5048 per rentable square foot per annum to be increased to $.5889 on May 1, 1999 and to $.6730 on May 1, 2004. Tenant acknowledges Landlord's advice that the lessor under the Ground Lease asserts that the dates of rent increases under the Ground Lease are earlier than the dates set forth above. In the event it is adjudicated or agreed that the dates of rent increases under the Ground Lease are earlier than those asserted by Landlord, Tenant shall be bound thereby.

      8.05. Landlord represents that except as may be set forth in Section 8.04., it has received no notice of default under the Ground Lease.

                                   ARTICLE IX

                          Operating Expense Escalation

       9.01. For purposes of this Lease:

             (1) "Operating Expenses" shall mean all costs and expenses incurred by Landlord for the operation, managing and maintenance of the Land, Common Areas and EAB Plaza (collectively, "Landlord's Property") as a Class A office building in the metropolitan area of New York, including all costs and expenses incurred as a result of Landlord's compliance with any of its obligations hereunder, and shall include, without limitation:

                  (a) Gross salaries and wages, medical, surgical and general welfare benefits (such as group life, medical and disability insurance) and pension payments, fringe benefits (such as vacation, holiday and other allowances), payroll taxes, workmen's compensation, union benefits paid by employer, unemployment insurance, social security and other taxes of or with respect to employees of Landlord working full time at EAB Plaza and independent contractors engaged in maintenance, repair and/or operation;

                  (b) Payments made to Landlord's employees and to independent contractors for maintenance and/or operation, including by way of illustration but not limitation, maintenance and/or operation with regard to elevators, the plumbing, heating, electrical, ventilating and air conditioning systems of Landlord's Property, and payments for all cleaning, security, snow removal and gardening services;

                  (c) The cost of supplying and cleaning employees' uniforms and work clothes;

                  (d) The cost of all charges for gas, steam, heat, ventilation, electricity, air conditioning, water, sewer rents and refuse and rubbish removal, and any taxes on any of the same;

                  (e) The cost of all rent, casualty, liability, property damage, indemnification, plate glass, multi-risk and other insurance covering Landlord and/or all or any portion of Landlord's Property;

                  (f) The cost of all supplies (in connection with cleaning and otherwise), tools, materials and equipment;

                  (g) The cost of repairs, alterations, licenses and permits and renewals thereof, improvements and replacements made by Landlord, at its expense (except for improvements for Tenant or other tenants);

                  (h) Customary management fees;

                  (i) Any taxes not actually billed to Tenant pursuant to
Article XV hereof;

                  (j) Accounting expenses for all statements with respect to Landlord's Property, including the "Statements" hereinbelow required under this Article, and reasonable attorneys' fees and fees paid to other professionals for services rendered in connection with Landlord's Property, including disbursements attendant to such expenses and fees;

                  (k) Dues and fees for trade and industry associations and costs of their related activities, all relating to Landlord's Property;

                  (l) Administrative costs for bookkeeping, telephone and other office expenses of Landlord; and

Operating Expenses shall exclude the following:

                  (i) depreciation and amortization of capital expenditures, interest on and amortization of debt, and financing or refinancing costs;

                  (ii) the cost of tenant improvements, or any other work or services performed for any tenants of the Building (including Tenant);

                  (iii) brokerage commissions, and advertising and promotional expenses;

                  (iv) salaries and benefits of executives or employees of the Landlord or the Landlord's affiliates who do not devote 100% of their working time to the operation of the Building;

                  (v) the costs of repair, replacement, maintenance or operation of the Building to the extent that the Landlord is reimbursed therefor through insurance of condemnation awards or payments or otherwise;

                  (vi) the cost of capital improvements other than those which are (x) occasioned by the necessity to comply with laws, (y) reasonably intended to reduce Operating Expenses by greater than five (5%) percent, or (z) are in the nature of or are in lieu of repair;

                  (vii) fines or penalties payable by the Landlord with respect to failure to comply with laws, statutes, ordinances or municipal regulations;

                  (viii) costs of curing violations, or of complying with statutes, ordinances, or municipal regulations or other requirements of public authorities existing as of the Term Commencement Date;

                  (ix) payments to the Landlord or the Landlord's affiliates for goods or services, to the extent same exceed "market" pricing for such goods and services, and that portion of Operating Expenses which is allocable to the Landlord's or its affiliates' other properties;

                  (x) costs arising from Landlord's charitable or political contributions; and

                  (xi) the cost of electric power to the Landlord's Property.

             (2) "Base Operating Year" shall mean the calendar year 1998;

             (3) "Base Year Expenses" shall mean the Operating Expenses incurred by Landlord during the Base Operating Year;

             (4) "Subsequent Year" shall mean each calendar year during the Term of the Lease subsequent to the Base Operating Year;

             (5) "Subsequent Year Expenses" shall mean the Operating Expenses incurred by Landlord during a Subsequent Year.

       9.02. If any Subsequent Year Expenses shall exceed Base Year Expenses, Tenant shall pay to Landlord as additional rent Tenant's Pro-Rata Share of such expenses.

       9.03. When available during the second Subsequent Year but no later than 150 days after year end, Landlord shall render to Tenant a statement ("Statement") of the Base Year Expenses as well as a Statement of the Subsequent Year Expenses for the first Subsequent Year and a computation of the amount payable by Tenant pursuant to Section 9.02 ("Landlord's Computation"). Thereafter, when available in each Subsequent Year, Landlord shall render to Tenant a Statement of Subsequent Year Expenses for the immediately preceding Subsequent Year together with Landlord's Computation. Notwithstanding anything to the contrary aforesaid, however, during the last twelve (12) months of the Term of this Lease, Landlord shall render to Tenant an estimated bill for the amount of Additional Rent which would be due pursuant to this Article IX for the period commencing on the immediately preceding January 1 and ending on the Expiration Date.

       9.04. Within twenty(20) days after the rendering of any Subsequent Year Statement and Landlord's Computation, Tenant shall pay to Landlord the amount of Additional Rent computed pursuant to subdivision (B) hereof. Within twenty(20) days after the rendering of the estimated bill hereinabove referred to, Tenant shall pay to Landlord as Additional Rent the amount so billed, subject to adjustment between the parties for said period (in favor of Landlord or Tenant, as the case may be) within twenty(20) days after Landlord's rendering to Tenant of a final Statement and Landlord's Computation following the Expiration Date. Any amount payable by Tenant pursuant to this Article IX shall be adjusted in proportion to the number of days in any partial Subsequent Year in which the Commencement Date and/or (if Tenant shall not be in default under this Lease) the Expiration Date shall occur.

       9.05. If in any Subsequent Year Landlord shall eliminate in full the payment of any item of costs or expenses as a result of the installation of labor-saving devices or by any other means, then, in computing the Additional Rent payable hereunder for such and any further Subsequent Year, the corresponding item(s) of such costs or expenses shall be deducted from the Base Year Expenses.

       9.06. Any Statement rendered to Tenant shall consist of data prepared by Landlord and shall constitute a final determination between Landlord and Tenant as to Operating Expenses for the period represented thereby provided each such Statement is prepared and audited by an accounting firm of no fewer than fifty professionals and experienced in the accounting of commercial real estate properties (the "Accounting Firm"). At its option from time to time, Landlord's accounting may be on a cash or an accrual basis.

       9.07. Any delay or failure of Landlord in rendering any Statement, Landlord's Computation or bill as hereinabove provided shall not prejudice Landlord's right to thereafter render such Statement, Landlord's Computation or bill, or any others, nor constitute a waiver of or in any way impair the continuing obligation of Tenant to pay the Additional Rent required by this Article. Notwithstanding the expiration or sooner termination of the Term of this Lease (except in the case of a cancellation by mutual written agreement), Tenant's obligation to pay Additional Rent pursuant to this Article shall continue and cover all periods up to the Expiration Date. The obligation of Tenant with respect to any Additional Rent payable pursuant to this Article shall survive the Expiration Date. Notwithstanding anything stated in this
Section 9.07 to the contrary, any Statement, Landlord's Computation or bill as hereinabove provided shall be null and void unless Landlord shall have sent such Statement, Landlord's Computation or bill within one (1) year after the receipt by Landlord of the relevant Statement from the Accounting Firm.

                                    ARTICLE X

                           Subordination, Attornment,
                        Notice to Lessors and Mortgagees

       10.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the Ground Lease and all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Land, or EAB Plaza or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, which may now or hereafter affect EAB Plaza and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders, consolidations and correlations of such mortgages. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. Landlord agrees to promptly seek, and use good faith efforts to obtain, a subordination, non-disturbance and attornment agreement acceptable to the holders of any mortgage encumbering EAB Plaza.

       10.02. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense (provided same is not requested more often than twice per calendar year), any instrument, in recordable form if requested by Landlord, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article, including the Ground Lease are sometimes hereinafter called "superior leases", and the mortgages to which this Lease is, at the time referred to, subject and subordinate are sometimes hereinafter called "superior mortgages", and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor", and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "mortgagee".

       10.03. Landlord hereby notifies Tenant that this Lease may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of Landlord hereunder, or be cancelled or surrendered without the prior written consent of each lessor or mortgagee as defined in Section 10.02 in each instance, except that said consent shall not be required for the institution or prosecution of any action or proceeding against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

       10.04. This Lease shall not terminate or be terminable by Tenant by reason of any termination of any superior lease, by summary proceedings, or otherwise, unless the lessor under the terminated superior lease shall elect in connection therewith to terminate this Lease and the right of Tenant to possession of the Demised Premises; Tenant agrees without further instruments of attornment in such case, to attorn to such lessor, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event such superior lease is terminated, and that unless and until said lessor shall elect to terminate this Lease and extinguish the leasehold estate demised hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding or termination. Tenant shall take no steps to terminate this Lease, whether or not such superior lease be terminated, without giving written notice to such lessor and all mortgagees, and a reasonable opportunity to cure (without such lessor or mortgagees being obligated to cure), any default on the part of Landlord under this Lease.

       10.05. If, in connection with the procurement, continuation or renewal of any financing for which the Land, or EAB Plaza or the interest of the lessee therein under a superior lease represents collateral in whole or in part, an institutional lender shall request reasonable modification of this Lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not materially increase the obligations of Tenant under this Lease, decrease the obligations of Landlord or otherwise adversely affect any rights of Tenant under this Lease.

                                   ARTICLE XI

                                  Condemnation

       11.01. If the whole of the Demised Premises shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain, or by agreement between Landlord or the fee owner and those having the authority to exercise such right (hereinafter called "Taking"), the term of this Lease and all rights of Tenant hereunder except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking, and the Base Rent and Additional Rent payable under this Lease shall abate from the date on which the Taking occurs.

       11.02. In the event of a Taking of less than the whole of the Demised Premises, this Lease shall cease and expire in respect of the portion of the Demised Premises taken upon vesting of title as a result of the Taking and, if the Taking results in the portion of the Demised Premises remaining after the Taking being less than 80% of the Rentable Area of the Demised Premises immediately preceding the Taking, or if Tenant no longer has reasonable means of access to the Demised Premises, Tenant may elect to terminate this Lease by giving notice to Landlord of such election not more than thirty (30) days after the actual Taking by the condemning authority stating the date of termination, which date shall be not more than thirty (30) days after the date of such notice to Landlord, and upon said date, this Lease and the term hereof and Tenant's obligations hereunder (except those which survive the expiration or earlier termination of this Lease) shall cease and expire. If Tenant does not elect to terminate this lease as aforesaid: (i) the new Base Rent ("New Base Rent") payable under this Lease shall be the product of the total Base Rent payable under this Lease multiplied by a fraction, the numerator of which is the new Rentable Area ("New Rentable Area") of the Demised Premises remaining after the taking, and the denominator of which is the Rentable Area of the Demised Premises immediately preceding the Taking, and (ii) the net award for the Taking shall be paid to and first used by Landlord (subject to the rights of any mortgagee and/or fee owner) to restore the portion of the Demised Premises and EAB Plaza remaining after the Taking to substantially the same condition and tenantability (hereinafter called "pre-taking condition") as existed immediately preceding the date of the Taking.

       11.03. In the event of a Taking of less than the whole of the Demised Premises which occurs during the period of one year next preceding the termination date of this Lease, Landlord or Tenant may elect to terminate this Lease by giving notice to the other party of such election, not more than thirty
(30) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be no more than thirty (30) days after the date on which such notice of termination is given and upon the date specified in such notice, this Lease and the term hereof shall cease. On or before such termination date, Tenant shall vacate the Demised Premises, and any of Tenant's property remaining in the Demised Premises subsequent to such termination date shall be deemed abandoned by Tenant and shall become the property of Landlord.

      11.04. In the event of a Taking of the Demised Premises or any part thereof, and whether or not this Lease is terminated, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease. Tenant agrees that in any condemnation proceeding, Tenant may make a claim only to the extent that such claim does not diminish Landlord's claim

                                   ARTICLE XII

                            Assignment and Subletting

       12.01. Except as hereinafter provided, Tenant shall not assign, mortgage or encumber this Lease, its interest hereunder or the estate granted hereby, nor sublet or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

      12.02. If Tenant should assign its interest in this Lease, or if all or any part of the Demised Premises be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, as the case may be, and apply the net amount to the Base Rent and Additional Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant contained herein. The consent by Landlord to any assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

      12.03. If Tenant shall desire to assign this Lease, or to sublet the Demised Premises, it shall no later than thirty (30) days prior to the proposed effective date of the assignment or sublet, submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain the following information: (i) the name and address of the proposed assignee or subtenant, (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) current financial information and any other information Landlord may reasonably request. Landlord may then, by notice to such effect given to Tenant within thirty (30) days after either the receipt of Tenant's request for consent or the receipt of such further information as Landlord may reasonably request pursuant to this Section 12.03 above, whichever is later, terminate this Lease on a date to be specified in said notice (hereinafter the "Termination Date") which date shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than sixty-one (61) days after said effective date. Tenant shall then vacate and surrender the Demised Premises on or before the Termination Date and the Term of this Lease shall end on the Termination Date as if that were the Expiration Date. Landlord shall be free to, and shall have no liability to Tenant if Landlord should, lease all or any part of the Demised Premises to Tenant's prospective assignee or subtenant.

      12.04. If Landlord shall not exercise its option to terminate this Lease pursuant to Section 12.03 above, Landlord shall not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to said Section, provided that the following further conditions shall be fulfilled:

            (1) The Demised Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental less than the prevailing rental for space in the Building. However, this shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental if Tenant shall first have offered to sublet the space involved to Landlord for the same rent and term by notice given with or after Tenant's request for consent to the subletting or assignment. Landlord may accept such offer within twenty (20) days from receipt of such request for consent or fifteen (15) days after receipt of the offer, whichever is later;

             (2) Tenant shall not then be in material default hereunder beyond the time herein provided, if any, to cure such material default;

             (3) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner in keeping with the standards in such respect of the other tenancies in EAB Plaza;

            (4) The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in EAB Plaza other than of space included in the Demised Premises, nor shall the proposed assignee or sublessee be a person or entity with whom Landlord is then actively negotiating to lease space in EAB Plaza;

             (5) The proposed use of the Demised Premises by the proposed assignee or subtenant shall not (a) be likely to increase Landlord's operating expenses beyond that which would be incurred for use of other tenancies in EAB Plaza, or (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting or assignment;

             (6) No subletting shall end later than one (1) day before the Expiration Date of this Lease or shall be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

             (7) There shall be no more than two (2) subtenants on the 8th floor or one (1) subtenant on the 7th floor;

             (8) Tenant shall reimburse Landlord on demand for any out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent;

             (9) Neither the proposed assignment or subletting nor the proposed use of the Demised Premises by the proposed assignee or sublessee shall be prohibited by the Ground Lease;

             (10) The proposed assignee or sublessee shall covenant to comply with the provisions of the Ground Lease; and

             (11) The proposed assignee or subtenant is engaged in a business and the Demised Premises will be used in a manner which (i) is in keeping with the then standards of EAB Plaza; (ii) is limited to the use expressly permitted under this Lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space of EAB Plaza.

       12.05. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall either surrender the Demised Premises to Landlord within sixty (60) days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may request to evidence such attornment.

       12.06. Tenant shall furnish Landlord with a counterpart (which may be a reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution.

       12.07. Notwithstanding any assignment and assumption by the assignee of all or any part of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant named herein, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

       12.08. Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

       12.09. If Tenant shall sublet the Demised Premises to anyone for rents which for any period shall exceed the Base Rent and Additional Rent payable under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent hereunder, 50% of the amount of any rents, additional charges or other consideration payable under the sublease to Tenant by the sublessee which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the Demised Premises pursuant to the terms hereof net of the brokerage commissions and reasonable attorneys fees actually expended by Tenant with respect to such sublease. The sums payable under this Section 12.09 shall be paid to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

       12.10. Any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) or of a fifty (50%) percent or greater interest in Tenant or of fifty percent (50%) or more of the assets of Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. If there has been a previous transfer of less than a fifty (50%) percent interest in Tenant or Tenant's assets, then any simultaneous or subsequent transfer of an interest in Tenant or Tenant's assets which, when added to the total percentage interest previously transferred, totals a transfer of greater than a fifty (50%) percent interest in Tenant or Tenant's assets shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article.

      12.11. Notwithstanding the provisions of Section 12.10 hereof, if Tenant is a corporation, Tenant shall have the right, without the consent of Landlord, to assign its interest in this Lease or sublet this Lease, to a parent, subsidiary or Affiliate of Tenant or any corporation which is a successor to Tenant either by merger or consolidation, or in connection with the transfer of all of the business and assets of the Tenant or a public offering of Tenant's stock provided that the successor shall have a tangible net worth, determined in accordance with accepted accounting standards, at least equal to the tangible net worth of Tenant at the time of the transaction. No such assignment or sublease shall be valid unless, within ten (10) days prior to the effective date thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment or sublease in form and substance satisfactory to Landlord, duly executed by Tenant, (ii) in the case of an assignment, an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of and to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

       12.12. In the event that (i) Landlord fails to exercise any of its options under this Article and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article before assigning its interest in this Lease or subletting the Demised Premises.

                                  ARTICLE XIII

                                   Alterations

       13.01 Tenant shall make no changes in or to the Demised Premises, (hereinafter collectively "Tenant's Changes") without Landlord's prior written consent, except for decorative or cosmetic changes. All alterations which shall be permitted by Landlord shall be accomplished at Tenant's expense by contractors approved in writing by Landlord. All installations installed in the Demised Premises at any time, either by Tenant or by Landlord on behalf of Tenant, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by written notice to Tenant no later than twenty (20) days prior to the Expiration Date, elects to have them removed by Tenant, in which event the same shall be removed by Tenant at Tenant's expense prior to the Expiration Date.

       13.02. Nothing in this Article shall be construed to give Landlord title to or prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to such installation to the extent required by Landlord, and shall repair any damage to the Demised Premises or EAB Plaza due to such removal.

       13.03. All property permitted or required to be removed by Tenant at the end of the term hereof remaining in the Demised Premises after Tenant's removal therefrom shall be deemed abandoned and may, at the election of Landlord, be either retained as Landlord's property or removed from the Demised Premises by Landlord at Tenant's expense.

       13.04. Prior to commencing any Tenant's Changes, Tenant shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and upon completion, certificates of final approval thereof and shall promptly deliver duplicates of all such permits, approvals and certificates to Landlord. Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, in securing such permits, approvals and certificates. All Tenant's Changes shall be performed in compliance with all applicable requirements of insurance bodies having jurisdiction over the Demised Premises, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of EAB Plaza. Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge or bonding of all notices of violation or mechanic's liens arising from or otherwise connected with Tenant's Changes. Additionally, Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workers' compensation, general liability, personal and property damage insurance as Landlord may reasonably require.

       13.05. Landlord requires submission to it of plans and specifications in connection with granting or withholding its consent to any Tenant's Change. Landlord shall use good faith efforts to respond to any request for its consent to any Tenant Change within a reasonable time not to exceed twenty (20) days. Landlord shall have no obligation to consent to any plans and specifications concerning any Tenant's Change if said plans and specifications have not been prepared by Landlord's mechanical engineer, architect and structural engineer, all at Tenant's cost and expense. Prior to granting its consent to any such Tenant's Change, Landlord may impose such conditions as Landlord, in its reasonable discretion, may consider desirable including without limitation reimbursing to Landlord the reasonable cost of review of said plans and specifications by said professionals.

      13.06. In the event Landlord or its agents shall physically accomplish any Tenant's Change (other than those intended to be made to prepare the Demised Premises for Tenant's initial occupancy), Tenant shall pay to Landlord as Additional Rent (as said term is defined in Article V of this Lease) a fee equal to the cost to the Landlord for the work plus five (5%) percent of said cost for Landlord's overhead. In the event Tenant or its agents shall physically accomplish any Tenant's Change (other than those intended to be made to prepare the Demised Premises for Tenant's initial occupancy), Tenant shall pay to Landlord as Additional Rent a supervision fee equal to ten (10%) percent of the cost of said Tenant's Change. There shall be excluded from the cost of any Tenant's Change the cost of furniture, furnishings, office equipment, items of special decoration, telephone installation and items of similar character.

                                   ARTICLE XIV

                           Access to Demised Premises

      14.01. Landlord or Landlord's agents shall have the right to enter the Demised Premises in any emergency at any time, and, at other reasonable times upon reasonable notice, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and desirable to the Demised Premises or to any other portion which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall not be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the Demised Premises at reasonable hours upon reasonable notice for the purpose of showing the same to prospective purchasers or mortgagees of EAB Plaza and during the last twelve
(12) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary by master key or forcibly and provided Landlord uses good faith efforts to notify Tenant prior to such entry and reasonable care is exercised to safeguard Tenant's property, and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

                                   ARTICLE XV

                                     Repairs

       15.01. Landlord shall maintain and repair the Common Areas both exterior and interior. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and, at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve said Demised Premises and fixtures in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of EAB Plaza or to its fixtures, equipment and appurtenances whether requiring structural or non-structural repairs, caused by or resulting from neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord in its sole and absolute judgment. Tenant shall also repair all damage to EAB Plaza and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of the quality and class equal to or better than the original work or construction.

       15.02. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises and, following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if and only if repairs are necessitated by damage or injury attributable to Tenant, or Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of EAB Plaza, or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are provided for in Article XIX hereof.

                                   ARTICLE XVI

                              Compliance with Laws

      16.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirements of any public authority with respect to the Demised Premises or the use or occupation thereof. Prior to the Commencement Date, if Tenant is then in possession of the Demised Premises, and at all times thereafter, Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to Tenant's use of the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or EAB Plaza (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall promptly pay Tenant's Pro Rata Share of the cost thereof as it relates to any such laws, orders, or regulations enacted, instituted or issued subsequent to the date hereof). Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, on the Commencement Date or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement within fifteen (15) days of demand.

      16.02. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which said floor was designed to carry and which is allowed by law.

      16.03. Landlord shall be responsible for keeping the Common Areas in compliance with all applicable provisions of the Americans with Disabilities Act of 1990 and its implementing regulations, as amended or supplemented from time to time (collectively, the "ADA"), and all similar applicable state and local laws, rules and regulations. Tenant shall be responsible for causing the Demised Premises to be in compliance with all applicable provisions of the ADA, and all similar applicable state and local laws, rules and regulations. Each party will hold the other party harmless and indemnify the other party from all claims, demands, judgments, costs and expenses (including reasonable attorneys' fees) and losses arising out of or relating to the indemnifying party's breach of any of its obligations under this Section 16.03. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVII

                                   Bankruptcy

      17.01. If at any time prior to the Commencement Date there shall be filed by or against Tenant in any court or governmental agency or instrumentality pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be cancelled and terminated and in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule or law, may retain as liquidated damages any rent or any deposit or monies received by it from Tenant or others on behalf of Tenant.

      17.02. If at the Commencement Date or if at any time during the Term of this Lease there shall be filed by or against Tenant in any court or governmental agency or instrumentality pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice by Landlord to Tenant and in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court or governmental agency or instrumentality shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises and Landlord, in addition to the other rights and remedies it has by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by Landlord from Tenant or others on behalf of Tenant.

      17.03. At any of the times mentioned in either Sections 17.01 or 17.02 hereof, if an involuntary insolvency, bankruptcy or reorganization proceeding shall be instituted against Tenant as provided in said Sections, Tenant shall have ninety (90) days in which to vacate the same before Landlord shall have any right to terminate this Lease.

      17.04. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 17.01 or 17.02 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term of this Lease and the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination, for the unexpired portion of the Term of this Lease, both discounted at the rate of four (4%) percent per annum to present worth thereof. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises the rent realized by any arms-length re-letting, if such re-letting be accomplished by Landlord within a reasonable time after termination of this Lease, shall be deemed prima facie to be the fair market rental value. Any disputes with respect to the fair market rental value shall be resolved pursuant to the arbitration provisions of this Lease.

                                  ARTICLE XVIII

                          Damage by Fire or Other Cause

      18.01. Tenant shall give prompt notice to Landlord in case of fire or other damage to the Demised Premises or EAB Plaza.

      18.02. Except as otherwise provided herein, if the Demised Premises or EAB Plaza shall be damaged by fire or other casualty, Landlord, at Landlord's expense, shall repair such damage. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effects of Tenant. If the Demised Premises shall be rendered untenantable by reason of any such damage, the Base Rent and Additional Rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Base Rent and Additional Rent shall abate for such period in the proportion which the Rentable Area of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or other persons claiming through or under Tenant, then the amount by which the Base Rent and Additional Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof.

       18.03. Notwithstanding the foregoing provisions of this Article, if prior to or during the term of this Lease, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Premises, or (ii) EAB Plaza shall be so damaged by fire or other casualty that, in the Landlord's opinion, substantial alteration, demolition, or reconstruction of EAB Plaza shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord at Landlord's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall have come to an end and expire (whether or not said Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, the Base Rent and Additional Rent shall be apportioned as of such date which is the later of (i) the date of the fire or other casualty or (ii) the date Tenant is no longer able to use the Demised Premises for the Permitted Use, and any prepaid portion for any period after such date shall be refunded by Landlord to Tenant.

       18.04. If this Lease shall not be terminated as provided in Section 18.03 hereof, Landlord shall, at its expense, to the extent of the net insurance recovery, repair or restore the Demised Premises with reasonable diligence and dispatch, to the condition existing immediately prior to the casualty except that Landlord shall not be required to repair or restore any of Tenant's leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made at Tenant's expense. In the event Landlord does not substantially complete such repair and restoration within nine (9) months, Tenant may terminate this Lease upon thirty (30) days notice to Landlord. This Lease shall terminate at the end of such period as if said date were the expiration date set forth in the Lease provided, however, that said termination notice shall be deemed null and void in the event said repair and restoration has been substantially completed as of the expiration of such thirty (30) day period. All insurance proceeds payable to Tenant for such items shall be held in trust by Tenant and upon the completion by Landlord of repair or restoration, Tenant shall prepare the Demised Premises for occupancy by Tenant in the manner obtaining immediately prior to the damage or destruction in accordance with plans and specifications approved by Landlord.

                                   ARTICLE XIX

                                    Insurance

      19.01. Tenant shall maintain with companies rated at least A-12 by Best's Key Rating Guide and otherwise approved by Landlord (i) public liability insurance, against all claims, demands or actions for personal injury to or death of any one person in an amount of not less than $1,000,000 and for injury to or death of more than one person in any one accident or occurrence to the limit of not less than $3,000,000 and for damage to property in an amount of not less than $300,000 made by or on behalf of any person, arising from, related to, or in any way connected with the conduct and operation of Tenant's use of or occupancy of the Demised Premises, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, which insurance shall name Landlord, its agents, servants, employees, contractors, licensees and invitees and any other parties designated by Landlord as additional insureds; (ii) fire insurance, with such extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements attached as Landlord may, from time to time, require, covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the Demised Premises to the extent of at least 100% of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies; and (iii) workmen's compensation insurance covering all persons employed by Tenant or in connection with any work performed by Tenant. All of Tenant's insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least 30 days prior written notice to Landlord. All policies required pursuant to this Section 19.01 or duly executed certificates for the same shall be deposited with Landlord not less than 10 days prior to the day Tenant is expected to take occupancy and upon renewals of said policies not less than 30 days prior to the expiration of the term of such coverage. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, or required to be carried, or as to any coverage which Landlord agrees need not be carried, the party suffering a loss, releases the other of and from any and all claim with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that an extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the written request of one party, this release and nonsubrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this paragraph shall be deemed to modify or otherwise affect releases elsewhere herein contained, of either party from liability from claims.

       19.02. Tenant shall pay to Landlord on demand any increase in premiums that may be charged on insurance carried by Landlord resulting from Tenant's use or occupancy other than the Permitted Use of the Demised Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use or occupancy other than the Permitted Use or vacancy of the Demised Premises, a schedule or "makeup" rate of the organization issuing the fire insurance, extended coverage, vandalism, and malicious mischief, special extended coverage or any or all risk insurance rates for the Demised Premises or any rule books issued by the rating organization or similar bodies or by rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on EAB Plaza. If, due to the (i) occupancy, or (ii) abandonment, or (iii) Tenant's failure to occupy the Demised Premises as herein provided, any such insurance shall be cancelled by the insurance carrier, then, in any of such events Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance. Tenant also shall pay any increase in premiums on such rent insurance as may be carried by Landlord for its protection against rent loss through fire or other casualty, if such increase shall result from any of the foregoing events.

                                   ARTICLE XX

                             Services and Equipment

      20.01. Landlord, at its cost and expense, shall provide to Tenant such passenger and freight elevator service during normal business hours and normal business days (as said terms are defined in Section 20.08 hereof) as shall be reasonably necessary for the accomplishment of the Permitted Use. Tenant shall pay as Additional Rent hereunder the costs and expenses incurred by Landlord in providing additional freight elevator service beyond normal business hours and normal business days (except for Tenant's initial move in), provided, however, Landlord shall be under no obligation to provide any such additional freight elevator service.

      20.02. Landlord, at its cost and expense, shall maintain, operate and keep in good working order and repair the heating, ventilating and air conditioning systems (the "HVAC") installed by Landlord. Subject to any applicable policies or regulations adopted by any utility or governmental authority, the aforesaid systems shall be operated by Landlord during normal business hours on normal business days (as said terms are hereinafter defined) when seasonably required as determined by Landlord. In the event Tenant shall require HVAC services for any part of the Demised Premises beyond normal business hours or beyond normal business days, Landlord shall furnish such services upon not less than twenty-four (24) hours' prior written notice from Tenant received by Landlord during normal business hours. Tenant shall pay upon demand by Landlord the actual costs incurred by Landlord in furnishing such services, including electricity costs, as well as ten (10%) percent of said costs as Landlord's profit plus ten (10%) percent of said costs as Landlord's overhead, it being understood and agreed that said costs, including overhead and profit are now $52.36 per floor per hour for such overtime HVAC services and $.40 per ton of chilled water consumed. Landlord shall provide Tenant with written notice of any increases in the actual cost of overhead HVAC services or chilled water and such increased rates shall be applicable to any usage of same by Tenant subsequent to Landlord's notice of increase.

      20.03. Tenant covenants that it will at all times comply with all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required pursuant to this Article XX to furnish HVAC to the Demised

Premises shall be at the sole risk, responsibility and hazard of Tenant. If Tenant's use of the Demised Premises, or any part thereof, exceeds the design condition limitations of the HVAC (including occupancy of one person per 100 square feet and total electrical load from Tenant's light and power of 3 watts per square foot), or if Tenant rearranges partitions in such a manner as to interfere with the normal operations of these systems, Landlord at its option and at Tenant's expense, may make the changes to said systems made necessary by said use or said rearrangement.

      20.04. Landlord, at its cost and expense subject to the reimbursement provisions provided in this Section 20.04 and in Section 20.12 hereof, shall furnish janitorial and cleaning services in the Demised Premises in accordance with the "Cleaning and Janitorial Service" requirements attached as Exhibit "C" hereto. Notwithstanding the foregoing, however, any portion of the Demised Premises used for (i) preparation, dispensing or consuming food or beverages;
(ii) data processing or computer operations; (iii) medical areas, or (iv) storage areas will be serviced pursuant to Exhibit "C", but at such additional charge to Tenant as shall be agreed upon by Landlord and Tenant. Should Landlord and Tenant fail to so agree, the matter shall be referred to arbitration pursuant to the provisions of Article XLI of this Lease. In those areas as noted above in subsections (i) through (iv), Landlord shall remove waste paper accumulated daily (during normal business hours) in the routine of business office occupancy. Tenant shall pay Landlord a reasonable charge for any extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) private lavatories or toilets or other special facilities requiring greater or more difficult cleaning work than normal office areas; (iii) the cleaning of unusual quantities of interior glass surfaces or other non-building standard materials or finishes installed by Tenant; or (iv) the removal of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises subject to Tenant's reasonable security requirements after normal business hours and such use of light, power and water in the Demised Premises as is reasonably required for cleaning the Demised Premises in accordance with said Exhibit "C".

      20.05. Landlord shall furnish, at its cost and expense, hot and cold water for ordinary lavatory, drinking and office cleaning purposes only. The cost of heating water for use or consumption in connection with the operation of any dining or kitchen areas located in the Demised Premises if so permitted by Landlord as hereinafter provided shall be at a reasonable additional charge to Tenant. If Tenant requires, uses or consumes water for any other purpose or in unusual quantities (of which fact Landlord shall be the sole judge) Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to measure Tenant's water consumption and Tenant shall pay for all water consumed as shown on said meter as Additional Rent as and when the bills are rendered and in default in making such payment. Landlord may pay such charges and collect same from Tenant. If a water meter is so installed, Tenant covenants and agrees to pay its Pro Rata Share of the sewer rents and all other charges which are now or hereafter assessed, imposed or may become a lien on the Demised Premises or EAB Plaza. Such a meter shall also be installed and maintained at Tenant's sole expense if required by applicable law or governmental regulation or order.

      20.06. Landlord, at Tenant's expense and request, shall maintain listings on the computerized Building Directory for EAB Plaza of the name of Tenant, any permitted assignees thereof or permitted sub-tenants, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Pro Rata Share of space on the Building Directory. In addition, Landlord at Tenant's expense and request, shall install a directory insert at the base of the elevator bank serving the Demised Premises. The directory insert shall be comparable to those maintained by Landlord for other Tenants located in the Tower containing the Demised Premises.

      20.07. No sign or signs will be permitted in the public corridors or on corridor doors or entrances to the Demised Premises, and no sign shall be affixed or installed by Tenant, without the prior written consent of Landlord in each instance.

      20.08. For the purpose of this Article, "normal business hours" for the Demised Premises shall be from 8 AM to 6 PM on weekdays and from 8 AM to 1 PM on Saturdays. Normal business hours shall be observed on "normal business days", which shall be all days except Sundays and those holidays listed on Exhibit "D" annexed hereto.

      20.09. Landlord reserves the right to interrupt, curtail or suspend services of the water, heating, air-conditioning, ventilating, elevator, plumbing and electric systems, when necessary for repairs or alterations which, in the sole judgment of Landlord are desirable or necessary to be made, or when required by any governmental law, order or regulation, or for any other cause beyond the reasonable control of Landlord, and until such time as said repairs or alterations shall have been completed Landlord shall have no responsibility or liability for failure to supply heat, water, air-conditioning, elevator, plumbing, electric, cleaning and janitor services during said period, or when prevented from so doing by strikes, accidents, or by any cause beyond Landlord's control or by governmental laws, orders, or regulations or failure of a suitable fuel supply, or inability by exercise or reasonable diligence to obtain suitable fuel. Landlord will use its best efforts to remove or eliminate the cause of any such failure as promptly as possible, and will perform said work in such manner as to cause reasonably minimal interference with Tenant's use and enjoyment of the Demised Premises. No diminution or abatement of Base Rent, Additional Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this cause any of Tenant's obligations hereunder to be affected or reduced by reason of such interruption, curtailment or suspension. Notwithstanding anything herein to the contrary, if due to (i) any work being performed by Landlord in EAB Plaza, the Demised Premises are rendered wholly untenantable and Landlord shall fail to cease such work or remedy the condition caused by such work within thirty (30) days following notice thereof by Tenant, other than due to an Unavoidable Delay (as hereinafter defined) or as otherwise provided in
Article XXXVI hereof, or (ii) the failure of Landlord to substantially complete any repairs required under this Lease for any reason within thirty (30) days following notice thereby by Tenant (other than due to any Unavoidable Delay), or
(iii) the negligence of Landlord, its agents, employees or contractors, the supply of electricity to the Demised Premises is denied, and in any of the events set forth in (i) - (iii) above Tenant in its reasonable judgment shall be unable for a period of at least twenty (20) consecutive business days to substantially operate its business in the Demised Premises for the use set forth in Article III herein then Tenant may institute a separate action or proceeding for the actual or compensatory damages but Tenant may not recover consequential, contingent, or special damages or damages for alleged lost profits. In no event shall Tenant be entitled to any right of offset. "Unavoidable Delays" shall mean any causes whatsoever beyond Landlord's reasonable control which shall prevent Landlord from performing obligations expressly imposed upon Landlord pursuant to this Lease including, without limitation, strikes, riots, labor troubles, accidents, laws, orders, rules, or regulations imposed by any governmental agency or instrumentality, governmental preemption in connection with a national emergency, or matters of supply which have been or are affected by war or other emergency.

      20.10. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, and other similar supplies and services to tenants and licensees at EAB Plaza. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude EAB Plaza any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

      20.11. Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated to the reasonable satisfaction of Landlord using exterminators approved by Landlord.

      20.12. Landlord shall render bills concerning all services provided to Tenant by Landlord which costs are the responsibility of Tenant to pay pursuant to the terms of this Article XX, with all such sums so billed due and payable by Tenant as Additional Rent within thirty (30) days after the date said bill shall have been rendered to Tenant. Any dispute concerning said payment shall be referred to arbitration pursuant to the provisions of Article XLI of this Lease. The costs of such services shall include Landlord's actual costs for fuel, electricity and reasonable associated personnel salaries and benefits.

      20.13. Tenant shall have no right to maintain any facilities in the Demised Premises for cooking or the preparation of food in any form. Without limiting the generality of the foregoing, Tenant shall not install or maintain in the Demised Premises a gas or electric range, electric or microwave ovens, hot plates or so called Dwyer kitchen units. Tenant shall have the right to maintain a machine for the making of hot beverages provided the electric consumption thereof does not exceed the capacity of the electric service to the Demised Premises.

                                   ARTICLE XXI

                              Rules and Regulations

      21.01. Tenant shall observe strictly the rules and regulations set forth in Exhibit "E" annexed hereto and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the "Rules and Regulations"), provided same are uniformly applied.

                                   ARTICLE XXII

                              Liability of Landlord

      22.01. Landlord or its partners or their directors, officers, employees and agents shall not be liable for any damages or injury to property of Tenant or of any other person, including property entrusted to employees of Landlord, nor loss of or damage to any property of Tenant or its customers by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, arising from the acts or neglect of any tenant, occupant, invitee or licensee of EAB Plaza, or from any other cause whatsoever, unless caused by the unlawful act or omission of Landlord nor shall Landlord or its partners or their directors, officers, agents or employees be liable for any such damage caused by other tenants or persons in, upon or about EAB Plaza, or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord or its partners or their directors, officers, agents or employees be liable for any latent defect in the Demised Premises or in EAB Plaza.

                                  ARTICLE XXIII

                           Indemnification of Landlord

      23.01. Tenant shall indemnify and save harmless Landlord and its employees and agents against and from (i) any and all claims against Landlord of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises, except to the extent that such accident, injury or damage is caused by or arises out of any act, omission or negligence of Landlord, (iii) all claims against Landlord arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about EAB Plaza, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, employees, invitees or visitors, and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof including without limitation attorneys fees and disbursements. The Tenant's obligations to Landlord pursuant to this Article shall survive the expiration or sooner termination of this Lease.

                                  ARTICLE XXIV

                           Parking and Common Area Use

      24.01. Tenant has been advised that the parking area ratio for EAB Plaza is four spaces for each thousand (1,000) square feet of Rentable Area. Subject to the Parking Area Rules and Regulations annexed hereto as part of Exhibit E, Tenant and its employees shall be permitted to park in the garage and surface parking lot serving EAB Plaza (subject to reserved spaces) and Tenant understands that parking spaces shall not be reserved (except as designated) but on a first in basis. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall park their passenger vehicles, trucks or delivery vehicles only in areas designated by the Landlord as areas for such parking.

      24.02. Tenant shall, upon twenty (20) days' written notice from Landlord, furnish Landlord or its authorized agent the state automobile license numbers assigned to its automobiles and the automobiles of all of its employees.

      24.03. Landlord shall have the right to impose parking charges or fees on a uniform or nondiscriminatory basis, and to create validation systems, barriers or gates, permits, stickers and other systems in connection with the operation of the parking areas.

      24.04. Notwithstanding the foregoing, Landlord shall provide Tenant twenty
(20) indoor parking spaces in those areas designated on Exhibit "F" annexed hereto. Landlord, upon thirty (30) days written notice to Tenant, shall have the right to change the location of Tenant's parking spaces, to any other indoor location. Landlord shall have no responsibility for policing any parking spaces.

                                   ARTICLE XXV

                                Right to Perform

      25.01. If Tenant shall default beyond any applicable notice and cure periods in the observance or performance of any obligation of Tenant under this Lease, then, unless otherwise provided elsewhere hereunder, Landlord may immediately or at any time thereafter without notice perform such obligation of Tenant without thereby waiving such default. If Landlord, in connection therewith incurs any costs including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of twelve (12%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five
(5) days of rendition of any bill or statement to Tenant therefor.

                                  ARTICLE XXVI

                                    Defaults

      26.01. Tenant shall be deemed in default of the obligations to be performed by it pursuant to the provisions of this Lease if Tenant shall fail to make payment of the Base Rent, or of any item of Additional Rent, or of any other payment reserved herein within the time provided in this Lease for payment of same to be made, and said failure continues for a period of ten (10) days after giving written notice thereof from Landlord, or if Tenant shall fail to fulfill any of the covenants of this Lease other than the covenants for the payments reserved herein, and said failure shall continue for a period of twenty
(20) days after giving written notice thereof from Landlord specifying such failure (or, in the case of a default or omission the nature of which cannot be completely cured or remedied within twenty (20) days, Tenant shall not have diligently commenced curing such default within said twenty (20) day period and not thereafter with reasonable dispatch and diligence and in good faith proceeded to remedy or cure such default, all in Landlord's sole judgment) or if Tenant shall fail to take possession within fifteen (15) days after the Commencement Date or if the Demised Premises shall be abandoned or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant. In the event of any such default by Tenant, Landlord may give five (5) days' notice of its intention to end the Term of this Lease and thereupon at the expiration of said five (5) days, the Term of this Lease shall expire. Tenant shall then quit and surrender the Demised Premises, but shall remain liable as hereinafter provided.

      26.02. If the notice last provided for in Section 26.01 hereof shall have been given and the Term hereof shall expire as aforesaid, then and in such event Landlord may without additional notice re-enter the Demised Premises, either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises by summary proceeding or otherwise remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant and its legal representative or other occupant of the Demised Premises hereby waive the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, then Landlord may cancel and terminate such renewal or extension.

      26.03. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, as aforesaid, (i) the Base Rent, Additional Rent and other payments reserved herein, if not previously due, shall be due and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage fees and/or putting the Demised Premises in good order or for preparing the same for re-rental; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in its own name or otherwise, for a term or terms which may, at its option, be shorter or longer than the period which would otherwise have constituted the remainder of the Term of this Lease and may grant concessions or free rent, only, however, to such extent as Landlord in Landlord's sole judgment considers advisable and necessary to re-let the same; and (iii) Tenant or its successors shall also pay the Landlord as liquidated damages for the failure of Tenant to observe and perform its covenants contained herein, at Landlord's option, either (a) all monetary obligations arising under this Lease including without limitation Base Rent and Additional Rent required under the Lease after Tenant abandons the Demised Premises or is evicted or dispossessed or (b) any deficiency between the Base Rent, Additional Rent and other payments hereby reserved and either (x) the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises or parts thereof for each month of the period which would otherwise have constituted the remainder of the Term of this Lease, or (y) an amount equal to the difference between the Base Rent for the unexpired portion of the Term of this Lease and the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination for the unexpired portion of the Term of this Lease, discounted at the rate of four (4%) percent per annum to present worth.

      26.04. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages, Landlord being under no duty to mitigate its damages as a result of Tenant's default hereunder. In computing such liquidated damages, there shall be added to said deficiency such expenses as Landlord shall incur in connection with such re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for restoring the Demised Premises to or keeping same in good working order. Any such liquidated damages specified in Section 26.03(a)(x) shall be paid in monthly installments on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Upon Landlord's permitted entry hereunder, Landlord, at its option, may make such alterations, repairs, replacements and decorations in the Demised Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting the Demised Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure or refusal to re-let the Demised Premises, or, in the event that the Demised Premises are re-let, for reasonable failure to collect the rent thereof under such re-letting, and, in no event shall Tenant be entitled to receive any excess of such net rent collected above the sums payable by Tenant to Landlord hereunder. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation of Tenant of any of the covenants and conditions of this Lease, or otherwise.

      26.05. Nothing contained in this Article shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises, the rent realized by any arms-length re-letting, if re-letting be accomplished by Landlord within such a reasonable time after the termination of this Lease, shall be deemed prima facie to be the fair market rental value.

      26.06. For the purposes of this Article, any notice required to be given by Landlord under the provisions of this Article may be given by either Landlord or by Landlord's managing agent.

      26.07. In the event that the Tenant shall fail to make a payment of the Base Rent or Additional Rent hereby reserved within ten (10) days of the due date thereof, a late charge equal to four percent (4%) of the unpaid amounts shall be immediately due and payable to the Landlord.

                                  ARTICLE XXVII

                           Covenant of Quiet Enjoyment

      27.01. Landlord covenants that upon Tenant's paying the Base Rent and Additional Rent and other sums due under this Lease and observing and performing all of the terms, conditions, rules and covenants herein on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease and to the Ground Lease, and any other leases, mortgages and instruments to which this lease is subordinate pursuant to the provisions hereof, including any and all extensions and modifications of all of the foregoing.

                                 ARTICLE XXVIII

                                    Brokerage

      28.01. Landlord and Tenant represent to the other that it has dealt with no broker in connection with this Lease other than Insignia/Edward S. Gordon Co. of Long Island LLC, (whose commission shall be payable by Landlord) and each party hereby agrees to indemnify and hold the other harmless of and from any and all losses, costs, damages or expense (including, without limitation, attorneys' fees and disbursements) incurred by the indemnified party by reason of any claim of or liability to any other broker who claims to have dealt with the indemnifying party in connection with this Lease, which indemnity shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XXIX

                              Estoppel Certificate

      29.01. Tenant shall, at any time and from time to time, without cost or charge, at the request of Landlord, upon not less than five (5) days' notice, if given in person, or ten (10) days' notice, if given by mail, execute and deliver to Landlord a certificate evidencing whether or not:

            (a) this Lease is in full force and effect (or if there have been any modifications or amendments hereof, that the same is in full force and effect as modified or amended, as the case may be, and submitting copies of such modifications or amendments, if any);

            (b) there are any existing defaults hereunder to the knowledge of Tenant and specifying the nature of such defaults, if any;

            (c) the dates to which the Base Rent and any Additional Rent and all other charges payable hereunder have been paid;

            (d) whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any of its obligations under the Lease, and, if so, specifying each such default of which Tenant may have knowledge;

            (e) the commencement and expiration dates of the Lease;

            (f) no commission or other payment is due any real estate broker by Tenant in connection with the leasing of the Demised Premises to Tenant, and there are no agreements, oral or written, under which any real estate broker is entitled to any future payment or commission by Tenant; and

            (g) Landlord is not required to perform any alterations or other work to the Demised Premises.

       29.02. It is agreed by the parties hereto that the certificate referenced in Section 29.01 hereof may be relied upon by anyone with whom Landlord may be dealing.

                                   ARTICLE XXX

                       Tenant Compliance with Ground Lease

      30.01. Tenant covenants that it will not do anything under this Lease which would be a violation of the Ground Lease. Landlord shall immediately provide Tenant with a copy of any notice of Tenant's alleged violation of the Ground Lease sent to Landlord by the landlord or sublessor thereunder, or the holder of any mortgage then constituting a lien on the leasehold estate under the Ground Lease.

                                  ARTICLE XXXI

                              Surrender of Premises

      31.01. Upon expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises vacant, broom clean, in good order and condition, normal wear and tear excepted, and Tenant shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease fails on a Sunday, this Lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the previous business day.

      31.02. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the Term of this Lease, a sum equal to two (2) times the aggregate of that portion of the Base Rent and Additional Rent which was payable under this Lease during the last month of the term hereof. Nothing contained herein shall be deemed to permit Tenant to retain possession of the Demised Premises after expiration of the Term of this Lease and the provisions of this Article shall survive the expiration or sooner termination of the Term of this Lease.

                                  ARTICLE XXXII

                               Partial Invalidity

      32.01. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                 ARTICLE XXXIII

                             No Waivers by Landlord

      33.01. Except as otherwise provided in this Lease, no act or thing done by Landlord or its agents during the term hereof shall constitute an eviction by Landlord, nor shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Demised Premises.

      33.02. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or to insist upon the strict performance by Tenant or any other tenant, of the Rules and Regulations annexed hereto or hereafter adopted by Landlord shall not prevent a subsequent act or omission which would have originally constituted a violation, from having all the force and effect of an original violation.

      33.03. The receipt by Landlord of Base Rent or Additional Rent with knowledge of breach of any covenant of this Lease shall not be deemed a waiver of such breach.

      33.04. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without any prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease.

                                  ARTICLE XXXIV

                                Waivers by Tenant

      34.01. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after having been dispossessed or ejected therefrom by process of law or after the termination of this Lease as provided herein.

      34.02. Tenant hereby waives the right to trial by jury in any action, summary proceeding, legal proceeding or counterclaim between or among the parties hereto or their successors or assigns on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises and any emergency statutory or any other statutory remedy.

      34.03. Supplementing and in furtherance of the provisions of Section 34.02, hereof, Tenant hereby waives the right to interpose a counterclaim of whatever nature or description in any summary proceeding instituted by Landlord against Tenant for possession of the Demised Premises or in any action or proceeding instituted by Landlord for unpaid Base Rent, Additional Rent or other sums or charges payable by Tenant under this Lease.

      34.04. In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to terminate this Lease or claim any money damages for a breach of such covenant, and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies, except as expressly and specifically provided otherwise in Section 20.09 hereof

                                  ARTICLE XXXV

                             Exculpation of Landlord

      35.01. Notwithstanding anything to the contrary contained herein, Tenant shall look solely to the interest of Landlord in the Ground Lease, and EAB Plaza for the satisfaction of any of Tenant's remedies with regard to the payment of money or otherwise, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises, such exculpation of personal liability to be absolute.

                                  ARTICLE XXXVI

                              Inability to Perform

      36.01. Except as otherwise provided herein, this Lease and the obligation of Tenant to pay Base Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise by affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, governmental pre-exemption in connection with a National emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                                 ARTICLE XXXVII

                        Effect of Conveyance by Landlord

      37.01. If Landlord shall validly assign or transfer this Lease and deliver to Tenant an agreement, in recordable form or a counterpart thereof, executed by the assignee or transferee whereupon such assignee or transferee agrees to assume performance of all the covenants to be performed by Landlord from and after the date of such delivery to Tenant, then Landlord shall be relieved and discharged from any and all liabilities thereafter accruing under this Lease.

                                 ARTICLE XXXVIII

                                     Notices

       38.01. Any notice permitted or required to be given by the terms of this Lease, or by any law or governmental regulation, shall be in writing. Unless otherwise required by such law or regulation, such notice shall be given, and shall be deemed to have been served and given (i) the date of hand delivery with receipt acknowledged, or (ii) one (1) day after delivery to a reputable overnight courier, addressed to Landlord or Tenant at the Demised Premises. All notices to Landlord shall also be addressed to The Galbreath Company at EAB Plaza or its successor as Managing Agent of EAB Plaza. A copy of all notices sent to Landlord shall also be sent to ABN AMRO Bank, N.V. Special Credits Legal Department, Ten East 53rd Street, New York, New York 10022. All notices to Tenant shall also be addressed to O'Sullivan Graev & Karabell, 30 Rockefeller Plaza, 41st Floor, New York, NY 10112, Attn: Lawrence Graev, Esq. and to Tenant at 565 Broad Hollow Road, Farmingdale, New York 11735, Attn: Shawn Smith, Esq. Either party may, by notice as aforesaid designate a different address or addresses for notices, requests or demands to it.


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

                                  ARTICLE XXXIX

                             Successors and Assigns

      39.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and, except as provided herein, their assigns.

                                   ARTICLE XL

                        Entire Agreement; No Modification

      40.01. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, waive, release, terminate, discharge, extend, renew or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, termination, extension, renewal, discharge or abandonment is sought.

                                   ARTICLE XLI

                                   Arbitration

      41.01. Either party to this Lease may elect, in the manner hereinafter provided, to have any dispute determinable by arbitration pursuant to the provisions of this Lease submitted to arbitration. Such election shall be exercised by either party giving the other party a notice requesting such arbitration, which notice shall specify the nature of the dispute and the identity of the arbitrator chosen by said party.

      41.02. Within fifteen (15) days after the service of the notice specified in Section 41.01 hereof the other party shall give written notice to the first party specifying the identity of its arbitrator. If the second party fails to notify the first party of the appointment of its arbitrator within said period, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and, if within thirty (30) days after the second arbitrator is appointed, the said two arbitrators shall not agree upon the question in dispute, they shall themselves appoint a third arbitrator who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen
(15) days. If the parties do not so agree, then either party, on behalf of both, may request such appointment by the American Arbitration Association in accordance with its rules then prevailing. The decision of the arbitrators so chosen shall be given within a period of sixty (60) days after the appointment of such third arbitrator. The decision in which any two arbitrators so appointed and acting hereunder concur shall be so appointed and acting hereunder concur shall be binding upon the parties. Each party shall pay the fees and expenses of the arbitrator appointed by such party, or in whose stead as above provided, such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. The arbitration shall be conducted by, pursuant to, and under the auspices of the American Arbitration Association and shall take place in Nassau County, New York.

                                  ARTICLE XLII

                                  Miscellaneous

      42.01. Tenant shall not at any time prior to or during the Term of this Lease, either directly or indirectly, use any contractors, laborers or materials the use of which would create any conflicts with other contractors and/or laborers employed by Tenant or Landlord in the construction, maintenance or operation of the Demised Premises or EAB Plaza.

      42.02. This Lease supersedes all prior leases between Landlord and Tenant with respect to any of the space included within the Demised Premises.

      42.03. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

      42.04. Tenant shall promptly send to Landlord copies of all of Tenant's 10Q and 10K statements promptly after same are available to the public.

                                  ARTICLE XLIII

                               Captions/Recording

      43.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provisions hereof.


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

      43.02. Tenant shall not record this Lease without the prior written consent of Landlord. Landlord shall have the right at any time to record this Lease. Tenant, upon request by Landlord shall join in the execution of a memorandum of this Lease which memorandum may be recorded by Landlord.

                                  ARTICLE XLIV

                              Intentionally Omitted

                                   ARTICLE XLV

                              First Right to Lease

      45.01. At any time during the Term of this Lease, should any space ("Expansion Space") presently occupied by Superior Bank FSB or Davidoff & Malito, P.C. (as shown on Exhibit G annexed hereto) become available for lease, Landlord, before offering the Expansion Space to any other party, subject to the rights now existing of any other Tenant or subtenant at EAB Plaza, shall advise Tenant of such availability ("Landlord's Notice"). Tenant, upon notice (the "Expansion Notice") given to Landlord no later than ten (10) business days subsequent to Tenant's receipt of Landlord's Notice shall have the right to lease from Landlord all, or any portion reasonably approved by Landlord, of the Expansion Space. The Expansion Space shall be deemed to be part of the Demised Premises hereunder and shall be subject to the terms of this Lease (including without limitation the base years under Articles VI, VII, VIII and IX) except that the free rent period referred to in Section 5.02 and Landlord's Contribution for Tenant's Work described in Article XLVI shall be pro-rated for the balance of the Term of this Lease pursuant to the following formula: one (1) month free rent for each Lease Year remaining in the Initial Term of the Lease, and the sum of $13,236.87 for each full month remaining in the Initial Term of the Lease, and additional reserved parking spaces will be provided on a proportionate basis based on the rentable square footage of the Expansion Space. Should Tenant fail timely to give the Expansion Notice to Landlord, or having timely given said Notice, should Tenant through no fault of Landlord or for reasons beyond the reasonable control of Tenant fail to execute an amendment to this Lease within ten (10) business days of its receipt thereof from Landlord, Tenant shall have no further rights to the Expansion Space and Landlord shall thereafter be free to lease said Expansion Space upon such terms as it shall deem appropriate.

                                  ARTICLE XLVI

                    Landlord's Contribution for Tenant's Work

      46.01. Provided that Tenant shall not then be in default under the terms of this Lease, Tenant shall be entitled to an allowance from Landlord in the sum of $1,204,555 for the actual costs and expenses of certain improvements (the "Improvements") to be made to the Demised Premises.

      46.02. For the purposes of this Article, "Improvements" shall mean the construction of any structural renovations and fixtures to be installed in the Demised Premises approved by Landlord which have a "useful life", as defined in accordance with generally accepted accounting principles, of greater than three years. The "actual costs and expenses" of the Improvements shall mean the costs and expenses of supplying goods, services, materials and labor for the construction of the Improvements, including, without limitation, architect's and engineer's fees and costs of acquiring building permits, but shall not include fees of attorneys or consultants.

      46.03. The Improvements shall not include movable office furniture or equipment or personal property including, without limitation, safes, murals, antiques, rugs, carpets, lighting fixtures or art work of any kind.

      46.04. Landlord's obligation to make any payments under Section 46.01 shall be expressly conditioned upon Tenant providing evidence reasonably acceptable to Landlord that the actual costs and expenses of the Improvements have been (i) incurred and paid by Tenant, and that Tenant is seeking reimbursement therefor, or (ii) incurred and are payable by Tenant under valid contracts pursuant to which Improvements have been or are to be constructed, and that Tenant is seeking direct payment therefor to a third party. The requisition shall be accompanied by invoices from Tenant's subcontractors and vendors specifying in reasonable detail the materials furnished, the cost thereof, and the nature of the work installation performed, the cost thereof, as well as by certificates from Tenant's architect and general contractor certifying that the portion of the work concerning which payment has been requested has been performed in accordance with plans and specifications approved by Landlord, has been accomplished in a good workmanlike manner, complies with all applicable municipal codes, and that all required certificates, approvals, and permits have been issued and remain in effect with respect to said portion of the work, copies of said permits to accompany said requisitions. Said requisitions shall also be accompanied by any bonds, waivers of lien or other documentation reasonably requested by Landlord. Landlord shall not be required to pay Tenant any sums held back by Tenant from any subcontractor until such time as Tenant shall have determined to release any such retainage and shall have submitted an appropriate requisition to Landlord in connection therewith. Under no circumstances shall Landlord be obligated to make any payments under this Article unless and until Landlord has received evidence reasonably acceptable to Landlord that the applicable goods, services, materials and/or labor for which such payments has been requisitioned have been supplied or performed, as the case may be. Tenant shall not requisition payment from Landlord under this Article more often than monthly.

      46.05. In the event that it is determined that any payments made by Landlord under this Article shall not have been applied for the purposes intended hereunder, in addition to any other remedies available to Landlord under this Lease and applicable law, Tenant shall be required to immediately reimburse Landlord for all such sums, failing which Tenant shall be in default under this Lease, and Landlord, after such default, shall not be required to make any further payments under this Article.

                                  ARTICLE XLVII

                        Renewal Option/Rent Upon Renewal

      47.01. Provided that (i) this Lease is in full force and effect, (ii) Tenant shall not then be in default pursuant to the terms of the Lease beyond any applicable cure period, and (iii) Tenant shall be in possession of the entire Demised Premises, Tenant shall have the right to renew this Lease for a renewal term (the "Renewal Term") of five (5) years, commencing on the first day after the Expiration Date and ending at midnight on the date which is five (5) years thereafter (the "Renewal Term Expiration Date") (or until such term shall sooner cease and expire as hereinafter provided), by giving to Landlord written notice of its election to so exercise said option to renew no later than one (1) year prior to the Expiration Date, and further provided, that such Renewal Term shall be upon the same terms, provisions, covenants, and conditions as are contained in this Lease, except as for the duration of the term hereof, the rental rate and such provisions in this Lease which by its terms are only applicable to the initial Term of the Lease.

      47.02. The rent during the Renewal Term shall be a sum equal to the fair market annual rental value for the Demised Premises. Fair market annual rental value of the Demised Premises shall be such amount as Landlord and Tenant shall agree. Notwithstanding the above, with respect to the Renewal Term, in the event the parties fail to reach an agreement as to the fair market annual rental of the Demised Premises to be paid by the Tenant during the Renewal Term within sixty (60) days after the Tenant delivers written notice to the Landlord of Tenant's election to exercise its option to renew, such amount shall be determined by appraisers, appointed and who shall qualify and act as provided in subsections (i) - (iv) hereof. Pending the determination of such appraisers during the Renewal Term, Tenant shall pay the same Base Rent and Additional Rent as that during the period immediately preceding the commencement of the Renewal Term, with appropriate adjustments made between the parties when the Base Rent for the applicable Renewal Term has been determined by the appraisers.

                  (i) Landlord and Tenant each shall appoint an appraiser within ten (10) days after either of them shall have requested an appraisal. If either Landlord or Tenant shall have failed to do so within a period of five (5) days after the date of the notice from the other party requesting same, then upon the request of either Landlord or Tenant, as the case may be, such other appraiser shall be appointed by a Justice of the Supreme Court of the State of New York, Nassau County, or any successor court;

                  (ii) The two (2) appraisers appointed as above provided shall select a third appraiser and if they fail to do so within ten (10) days after their appointment, such third appraiser shall be appointed as above provided for the appointment of an appraiser where either party has failed to do so;

                  (iii) Each appraiser shall be a person with at least ten (10)
            years experience in appraising real estate, or in acting as a real estate broker in the County of Nassau, and who is a member in good standing of the American Institute of Real Estate Appraisers or its successors or of a like body if such institute is not in existence and has no successor and whose appraisals are generally acceptable to institutional lenders;

                  (iv) The three (3) appraisers selected as aforesaid shall
            convene and commence hearings within ten (10) days after the appointment of the third appraiser and shall proceed to conclude such hearings within a reasonable time thereafter. The decision of such appraisers shall be in writing and made within ten (10) days after the final hearing unless extended by agreement between Landlord and Tenant and the vote of the majority of them shall be the decision of all and binding upon Landlord and Tenant. Duplicate original counterparts of the decision shall be sent to both Landlord and Tenant. Landlord and Tenant each shall pay for the expenses and fees of their respective attorneys and of the appraiser appointed by or on behalf of each of them. All other expenses of the appraisal shall be borne by Landlord and Tenant equally.

      47.03. In determining the fair market annual rental value of the Demised Premises pursuant to this Article, the appraisers shall take into consideration as appropriate all of the


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

following: (i) the Landlord and Tenant are well informed and well advised and each is acting in what it considers its own best interest; (ii) a reasonable time under then existing market conditions is allowed for exposure of the Demised Premises on the open market; (iii) the rent is affected by any and all concessions and costs of credits in connection with the leasing transaction typically extended in conjunction with renewals; (iv) the Demised Premises are fit for immediate occupancy and use "as is" and require no additional work by Landlord; (v) market rents then being charged for comparable space in other similar office buildings in the same area; (vi) expense stops and operating expenses and taxes. The appraisers shall consider all testimony and documentary evidence which may be presented at the hearing. Landlord and Tenant shall have the right to be represented by counsel and to cross-examine the witnesses. In no event shall said determination include any amount for leasehold improvements or free rent in excess of that which are then being allowed to existing tenants in spaces of similar condition.

      47.04. Wherever the word "Term" or "term" is used in this Lease, it shall be deemed to include the Renewal Term if the sense of such use shall be appropriate.

      47.05. The exercise by the Tenant of the renewal option granted by this Article shall be deemed irrevocable and not subject to withdrawal.

      47.06. Notwithstanding anything to the contrary contained in this Lease, should Tenant elect to exercise the option set forth in this Article XLVII, the Base Tax Amount, the applicable average utility rate referred to in Section 7.04(a), and the Base Year Expenses shall remain unchanged.


                                COLISEUM TOWERS ASSOCIATES, Landlord

                                By:  COLISEUM PLAZA ASSOCIATES
                                      general partner


                                      By:  COLISEUM PLAZA, INC.
                                            general partner


                                      By: ___________________________
                                          Steven D. Mezick, Assistant Secretary

                                 By:  EAB PLAZA, INC.
                                      general partner


                                      By:
                                         ----------------------------
                                          Iain Aitken, Senior Vice President

                                   DEL LABORATORIES, INC., Tenant

                                      By: /s/ Dan K. Wassong
                                         ----------------------------
                                      Name:  Dan K. Wassong
                                      Title: Chairman of the Board,
                                             President and Chief Executive
                                               Officer